Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
April 22, 2015		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES FIRST QUARTER 2015 EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported a 220% increase in reported earnings to $13.7 million, or $0.42 per diluted share, for the quarterly period ended March 31, 2015, compared to reported earnings of $4.3 million, or $0.13 per diluted share, for the first quarter of 2014.

Selected Highlights

•                  Operating net income (a non-GAAP measure) increased 137% to $9.7 million, or $0.30 per share, for the current quarter versus $4.1 million, or $0.13 per share, for the year ago quarter.  Operating net income for the first quarter of 2015 excludes $313,000 of after-tax acquisition expenses and eliminates a $4.3 million after-tax increase in unrealized gains from recognizing revenue on forward commitments to sell its locked mortgage loan pipeline. Operating net income for the year ago quarter excludes $2.2 million of after-tax acquisition expenses and a $2.4 million increase in unrealized gains.  Management believes operating net income more accurately reflects the performance of the Company.

•                  Loans held for investment grew $44 million during the quarter, or 7% annualized.  Asset quality remains excellent.  At March 31, 2015, nonperforming assets decreased to $2.0 million, or 0.06% of total assets.  For the quarter, the Company had net loan recoveries of 0.07% of average loans outstanding.

•                  Net income for the commercial banking segment, before $313,000 after-tax acquisition expenses, was $9.2 million for the current quarter, versus $7.4 million for the year ago quarter, an increase of 25%.

•                  The Company’s mortgage banking subsidiary, George Mason Mortgage, continued its solid performance.  It reported net income of $6.0 million and delivered operating net income of $1.7 million for the current quarter after eliminating the $4.3 million after-tax increase in unrealized gains.

•                  All capital ratios exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 10.00% at March 31, 2015.

Review of Balance Sheet

At March 31, 2015, total assets of the Company were $3.45 billion, an increase of 10% from total assets of $3.14 billion at March 31, 2014. Loans held for investment grew to $2.63 billion versus $2.35 billion a year ago, a 12% increase. Loans held for sale increased to $315 million at March 31, 2015 compared to $265 million at March 31, 2014.  Deposit balances increased $268 million to $2.65 billion from $2.38 billion for these same periods, respectively, an increase of 11%.  Non-interest bearing demand deposit accounts, which represented 21% of total deposits, increased $31 million to $565 million.

Net Interest Income

The Company’s net interest income increased 7%, to $27.4 million from $25.7 million, for the three month periods ended March 31, 2015 and 2014, respectively.  Average interest earning assets increased to $3.23 billion from $2.86 billion a year ago, and the yield on interest earning assets declined to 4.07% from 4.34%.  For these same comparable periods, average loans held for investment increased to $2.58 billion from $2.24 billion, and the yield decreased to 4.27% from 4.45%.  Average loans held for sale increased to $261 million from $218 million, and the yield decreased to 3.81% from 4.54%.  Average interest bearing liabilities increased to $2.38 billion from $2.11 billion, and the average cost declined to 0.93% from 0.96%.

The Company’s tax equivalent net interest margin was 3.45% for the current quarter and 3.64% for the same quarter of last year.  The net interest margin for the fourth quarter of 2014 was 3.48%, and the slight sequential quarter decline was primarily the result of the fewer number of days in the current quarter.

In early February, the Company completed a restructuring of a portion of its $230 million fixed rate FHLB Advance portfolio, reducing the cost from 3.33% to 2.80% and having a positive impact on the net interest margin of approximately 0.03% for the quarter.

Commercial Banking Review

For the current quarter ended March 31, 2015, net income for the commercial banking segment was $8.9 million, an increase of 61% from $5.5 million for the year ago quarter. Before acquisition expenses, operating net income was $9.2 million for the current quarter, versus $7.4 million for the year ago quarter, an increase of 25%.

The allowance for loan losses was 1.10% of loans outstanding at March 31, 2015 versus 1.24% at March 31, 2014.  This ratio decrease from a year ago is the result of improving credit quality.  The Company’s nonperforming assets were 0.06% of total assets at March 31, 2015 compared to 0.16% a year ago.  For the quarter, there were recoveries from previously charged off loans in excess of current charge offs equal to 0.07% of average loans outstanding.

Non-interest income was $1.3 million for the current quarter compared to $0.9 million for the year ago quarter.  Loan fees were $454,000 for the current quarter versus $212,000 for the same period of 2014.  Securities gains totaled $202,000 for the current quarter versus $152,000 for the same year ago period.

Non-interest expense was $15.1 million for the current quarter versus $15.8 million for the prior year quarter.  Before acquisition expenses, non interest expense was $14.7 million and $13.0 million for these same respective periods. Current quarter personnel expenses were $444,000 higher than the year ago quarter due to increased performance incentives.  Marketing and advertising expenses increased approximately $370,000. FDIC insurance expenses increased $133,000 from a year ago.  Beginning in 2015, the Company elected to change its parent company expense allocation associated with managing the bank which resulted in a bank expense increase of over $640,000 when compared to previous quarters.

Regarding cost savings, management has recently renegotiated certain data processing contracts which are expected to result in an annual expense reduction of approximately $230,000.  The Company also recently completed the final branch closing associated with its acquisition of The Business Bank, resulting in expected annual savings of approximately $600,000.

Mortgage Banking Review

For the current quarter ended March 31, 2015, the mortgage banking segment reported a net profit of $6.0 million, and it delivered operating net income of $1.7 million.  Operating net income (a non-GAAP measure) excludes the impact of the Staff Accounting Bulletin (“SAB”) 109 accounting requirement to record unrealized gains on forward commitments to sell its locked mortgage loan pipeline.  Comparable quarterly results are shown below.

	Q1 2015	Q1 2014
Mortgage Banking: (in 000’s)
Reported Net Income	$5,974	$(167)
Reverse Impact of SAB 109	(4,313)	(2,353)
Operating Net Income	$1,661	$(2,520)

The accompanying Table #7 provides additional recent quarterly information regarding the impact of SAB 109.

During the first quarter of 2015, closed loans were $844 million and loans sold to investors totaled $849 million, versus $551 million and $562 million, respectively, for the same quarter of 2014.  Net realized gain on sales and other fees were $16.2 million for the current quarter versus

$7.4 million for the same period a year ago.  The increase of 118% is primarily the result of increases in production due to refinance activity and a gain on sale margin increase to 2.58% from 2.17% a year ago.

Loan applications totaled $1.6 billion during the first quarter of 2015, up from $961 million for quarter ended March 31, 2014.  Purchase money represented 49% of total application volume in the current quarter.

Management’s actions have led to overall operating expense reductions of $406,000 in the current quarter when compared to the year ago quarter.  Operating non-interest expenses were $9.7 million versus $10.1 million for the first quarter of 2015 and 2014, respectively.  For these periods, operating expenses include $2.4 million and $1.8 million of fixed salary expenses associated with loan closings that are reported as contra-revenue under GAAP.

Capital Ratios

The Company remains in excess of all regulatory standards to be considered a well capitalized bank.

Other Events

Management has recently reached an agreement to settle litigation.  As a result, Cardinal will be recording additional pretax income during the second quarter of 2015 of approximately $2.5 million.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“I am extremely pleased with how our Company performed during the first quarter of 2015, which reflected solid earnings, expected loan growth and ongoing pristine credit quality.

“Before M&A expenses, commercial banking net income improved 25% year over year.  Our business development efforts and commitment to the local markets continued to drive new relationships and account growth for both loans and deposits.

“Our mortgage banking division had a strong first quarter as it benefited from higher refinance volumes. Notwithstanding these opportunities, we remained focused on increasing operating efficiencies and continuing to build on our already outstanding purchase money market share.

“As always, we will continue to concentrate on gaining profitable market share, either through de novo expansion or acquisition, which will increase our franchise value.  We remain committed to maintaining and growing a strong financial services company for our shareholders, employees, clients and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of some of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with and furnished to the Securities and Exchange Commission.  The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $3.45 billion at March 31, 2015, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Table 1.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

(Dollars in thousands)

				% Change
	March 31, 2015	December 31, 2014	March 31, 2014	Current Year	Year Over Year
	(Unaudited)		(Unaudited)
Cash and due from banks	$21,780	$20,298	$29,211	7.3%	-25.4%
Federal funds sold	38,675	17,891	9,745	116.2%	296.9%

Investment securities available-for-sale	314,260	339,131	352,805	-7.3%	-10.9%
Investment securities held-to-maturity	4,019	4,024	6,351	-0.1%	-36.7%
Investment securities — trading	5,453	5,067	4,673	7.6%	16.7%
Total investment securities	323,732	348,222	363,829	-7.0%	-11.0%

Other investments	15,049	15,941	15,455	-5.6%	-2.6%
Loans held for sale	315,014	315,323	265,313	-0.1%	18.7%

Loans receivable, net of fees:
Commercial and industrial	324,692	354,693	291,490	-8.5%	11.4%
Real estate - commercial	1,265,128	1,254,270	1,188,440	0.9%	6.5%
Real estate - construction	487,678	432,171	412,177	12.8%	18.3%
Real estate - residential	407,634	403,744	333,191	1.0%	22.3%
Home equity lines	135,531	131,156	115,364	3.3%	17.5%
Consumer	4,767	5,080	5,040	-6.2%	-5.4%
Loans receivable, net of fees	2,625,430	2,581,114	2,345,702	1.7%	11.9%
Allowance for loan losses	(28,884)	(28,275)	(29,093)	2.2%	-0.7%
Loans receivable, net	2,596,546	2,552,839	2,316,609	1.7%	12.1%

Premises and equipment, net	25,139	25,253	27,000	-0.5%	-6.9%
Goodwill and intangibles, net	37,115	37,312	37,390	-0.5%	-0.7%
Bank-owned life insurance	32,664	32,546	32,181	0.4%	1.5%
Other assets	41,056	33,509	46,604	22.5%	-11.9%

TOTAL ASSETS	$3,446,770	$3,399,134	$3,143,337	1.4%	9.7%

Non-interest bearing deposits	$564,583	$572,071	$534,064	-1.3%	5.7%
Interest checking	448,702	422,291	448,163	6.3%	0.1%
Money markets	365,978	372,591	327,977	-1.8%	11.6%
Statement savings	270,495	254,722	258,825	6.2%	4.5%
Certificates of deposit	610,358	603,237	519,806	1.2%	17.4%
Brokered certificates of deposit	385,015	310,418	288,093	24.0%	33.6%
Total deposits	2,645,131	2,535,330	2,376,928	4.3%	11.3%

Other borrowed funds	356,322	437,995	382,854	-18.6%	-6.9%
Mortgage funding checks	23,031	19,469	6,474	18.3%	255.7%
Escrow liabilities	2,611	2,035	1,670	28.3%	56.3%
Other liabilities	30,399	26,984	22,966	12.7%	32.4%

Shareholders’ equity	389,276	377,321	352,445	3.2%	10.5%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,446,770	$3,399,134	$3,143,337	1.4%	9.7%

Table 2.

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended
	March 31
	2015	2014	% Change

Net interest income	$27,439	$25,667	6.9%
Provision for loan losses	(130)	(1,926)	-93.3%
Net interest income after provision for loan losses	27,309	23,741	15.0%

Non-interest income:
Service charges on deposit accounts	544	535	1.7%
Loan fees	454	212	114.2%
Income from bank owned life insurance	118	119	-0.8%
Net realized gains on investment securities	202	152	32.9%
Other non-interest income	5	24	-79.2%
Commercial banking & other non-interest income	1,323	1,042	27.0%

Management fee income	—	21	-100.0%
Gains from mortgage banking activities	28,549	15,818	80.5%
Less: mortgage loan origination expenses	(12,383)	(8,435)	46.8%
Mortgage banking non-interest income	16,166	7,404	118.3%

Wealth management non-interest income	115	222	-48.2%
Total non-interest income	17,604	8,668	103.1%

Net interest income and non-interest income	44,913	32,409	38.6%

Salaries and benefits	12,081	11,389	6.1%
Occupancy	2,484	2,630	-5.6%
Depreciation	876	966	-9.3%
Data processing & communications	1,504	1,615	-6.9%
Professional fees	1,589	818	94.3%
FDIC insurance assessment	516	383	34.7%
Merger and acquisition expense	468	3,212	-85.4%
Other operating expense	4,625	4,777	-3.2%
Total non-interest expense	24,143	25,790	-6.4%
Income before income taxes	20,770	6,619	213.8%
Provision for income taxes	7,038	2,329	202.2%
NET INCOME	$13,732	$4,290	220.1%

Earnings per common share - basic	$0.42	$0.13	215.1%
Earnings per common share - diluted	$0.42	$0.13	215.6%
Weighted-average common shares outstanding - basic	32,635,120	32,127,188	1.6%
Weighted-average common shares outstanding - diluted	33,071,317	32,608,599	1.4%

Table 3.

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended March 31
	2015	2014
Performance Ratios:
Return on average assets	1.62%	0.57%
Return on average equity	14.13%	4.79%
Net interest margin (1)	3.45%	3.64%
Efficiency ratio (2)	53.60%	75.11%
Non-interest income to average assets	2.08%	1.15%
Non-interest expense to average assets	2.86%	3.41%

Mortgage Banking Select Data:
$ of loan applications - George Mason Mortgage	$1,595,000	$960,600
$ of loan applications - Managed Mortgage Company Affiliates	—	1,400
Total	1,595,000	962,000

Refi % of loan applications - George Mason Mortgage	51%	18%
Refi % of loans applications- Managed Mortgage Company Affiliates	0%	0%
Total	51%	18%

$ of loans closed - George Mason Mortgage	$843,734	$551,443
$ of loans closed - Managed Mortgage Company Affiliates	—	13,034
Total	843,734	564,477

# of loans closed - George Mason Mortgage	2,454	1,689
# of loans closed - Managed Mortgage Company Affiliates	—	30
Total	2,454	1,719

$ of loans sold - George Mason Mortgage	$848,559	$561,956
$ of loans sold - Managed Mortgage Company Affiliates	—	71,504
Total	848,559	633,460

$ of locked commitments - George Mason Mortgage	$1,098,680	$667,778
$ locked commitments at period end - George Mason Mortgage	$449,865	$327,243
$ of loans held for sale at period end - George Mason Mortgage	$264,494	$224,248
Realized gain on sales and fees as a % of loan sold (3)	2.58%	2.17%
Net realized gains as a % of realized gains (Gain on sale margin) (4)	43.36%	30.69%

Asset Quality Data:
Net charge-offs (recoveries) to average loans receivable, net of fees	-0.07%	0.12%
Total nonaccrual loans	$1,983	$4,947
Real estate owned	$—	$—
Nonperforming loans to loans receivable, net of fees	0.08%	0.21%
Nonperforming loans to total assets	0.06%	0.16%
Nonperforming assets to total assets	0.06%	0.16%
Total loans receivable past due 30 to 89 days	$1,426	$2,954
Total loans receivable past due 90 days or more	$—	$—
Allowance for loan losses to loans receivable, net of fees	1.10%	1.24%
Allowance for loan losses to nonperforming loans	1456.58%	588.09%

Capital Ratios:
Common equity tier 1 capital	9.91%	N/A
Tier 1 risk-based capital	10.63%	10.72%
Total risk-based capital	11.48%	11.71%
Leverage capital ratio	11.02%	10.82%
Book value per common share	$12.11	$11.03
Tangible book value per common share (5)	$10.95	$9.86
Common shares outstanding	32,155	31,962

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2014 and 2013.

(2) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(3) Realized gains are those gains recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(4) Net realized gains are gains net of loan origination expense recognized on the date the loan is sold and do not include the unrealized gains recognized at the loan commitment date.

(5) Tangible book value is calculated as total shareholders’ equity less goodwill and other intangible assets, divided by common shares outstanding.

Table 4.

Cardinal Financial Corporation and Subsidiaries

(Dollars in thousands, except share and per share data)

(Unaudited)

Mortgage Revenue Recognition Impact of SAB 109 (Written Loan Commitments Recorded at Fair Value Through Earnings)

	For the Three Months Ended March 31
	2015	2014	% Change
Net Gains from Mortgage Banking Activities:
As Reported
Fair Value of LCs / Unrealized Gains Recognized @ LC date **(see note below)	$28,549	$15,818	80.48%
Loan origination expenses recognized @ Loan Sale Date	12,383	8,435	46.80%
Reported Net Gains from Mortgage Banking Activities	16,166	7,383	118.96%

As Adjusted
Realized Gains Recognized @ Loan Sale Date	21,862	12,170	79.64%
Loan origination expenses recognized @ Loan Sale Date	12,383	8,435	46.80%
Adjusted Net Gains from Mortgage Banking Activities	9,479	3,735	153.79%

Impact of SAB 109 on Net Gains from Mortgage Banking Activities:
Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB 109	$6,687	$3,648	83.31%

Net Income Reconciliation for the  Impact of Merger and Acquisition Expenses and SAB 109

	For the Three Months Ended March 31
	2015	2014	% Change
Net Income Reconciliation:
Reported Net Income	$13,732	$4,290	220.09%
Aftertax Merger and Acquisition Expense	313	2,162	-85.52%
Adjusted Net Income	14,045	6,452	117.68%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	4,313	2,353	83.31%
Operating Net Income	$9,732	$4,099	137.42%

Earnings per Share (EPS) Reconciliation:
Reported Net Income	$0.42	$0.13	215.61%
Aftertax Merger and Acquisition Expense	0.01	0.07	-85.73%
Adjusted Net Income	0.43	0.20	115.14%
Aftertax Net Increase / (Decrease) in Unrealized Gains on Mortgage Banking Activities Related to SAB109	0.13	0.07	80.74%
Operating Net Income	$0.30	$0.13	134.89%

Performance Ratios (adjusted for change in unrealized mortgage banking gains):
Return on average assets	1.15%	0.54%
Return on average equity	10.01%	4.58%
Efficiency ratio	62.94%	84.04%
Non-interest income to average assets	1.29%	0.66%

**

Per the accounting guidance set forth by SEC Staff Accounting Bulleting (SAB) 109 regarding mortgage lending activities, the fair value of a “locked” commitment, or an unrealized gain, is recognized in income on the day of the locked commitment (LC).  As a result of this revenue recognition, the unrealized gains then become part of the basis of the ensuing loan held for sale (LHFS) when the loan is closed. When the loan is sold to investors, the “price” received is equal to the basis of the loan held for sale, and there is no gain or loss recognized. At any point in time (e.g. quarter end) the fair value of the LCs and the premium to the par value of LHFS represent unrealized gains that have been recognized in income, either in the current period or prior periods.  This accounting creates a mismatch between the income recognition on loan production and expense recognition for those same loans, which is discussed below.

In accordance with accounting rules (formally FAS 91), direct (e.g. commissions) and indirect loan expenses associated with originating, underwriting and closing loans are deferred and amortized over the life of the loan.  In mortgage banking, this results in the mentioned expenses being recognized at the time of investor purchase of the loan (i.e. loan sale date) which often occurs in the quarter subsequent to the original LC and creates a mismatch in the timing of the revenue and expense.  These expenses are “netted” from the gain on sale from mortgage banking activities, which is included in non-interest income.

Table 5.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three Months Ended March 31, 2015, December 31, 2014, and March 31, 2014

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended
	March 31, 2015		December 31, 2014		March 31, 2014
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$349,942	3.64%	$341,186	3.71%	$259,650	4.96%
Real estate - commercial	1,258,988	4.53%	1,209,418	4.52%	1,159,091	4.36%
Real estate - construction	445,913	4.70%	423,666	5.05%	397,199	4.86%
Real estate - residential	391,070	3.80%	377,226	3.82%	304,546	4.08%
Home equity lines	133,737	3.31%	128,384	3.44%	114,720	3.70%
Consumer	4,807	5.56%	4,936	5.70%	6,465	5.21%
Total loans	2,584,457	4.27%	2,484,816	4.34%	2,241,671	4.45%

Loans held for sale	260,524	3.81%	278,549	4.09%	218,094	4.54%
Investment securities - available-for-sale (1)	315,532	3.87%	320,753	3.96%	342,127	3.98%
Investment securities - held-to-maturity	4,021	2.09%	5,773	2.32%	8,306	1.87%
Other investments	13,248	4.66%	14,563	4.48%	15,521	3.40%
Federal funds sold	52,022	0.22%	65,322	0.26%	31,790	0.40%
Total interest-earning assets	3,229,804	4.07%	3,169,776	4.19%	2,857,509	4.34%

Non-interest earning assets:
Cash and due from banks	20,232		19,902		35,831
Premises and equipment, net	25,208		25,395		24,849
Goodwill and intangibles, net	37,235		37,226		32,849
Accrued interest and other assets	98,009		96,392		100,878
Allowance for loan losses	(28,828)		(29,645)		(30,043)

TOTAL ASSETS	$3,381,660		$3,319,046		$3,021,873

Interest-bearing liabilities:
Interest checking	$424,284	0.50%	$425,298	0.50%	$420,285	0.52%
Money markets	367,485	0.31%	367,501	0.33%	312,656	0.30%
Statement savings	263,938	0.30%	252,195	0.26%	247,568	0.27%
Certificates of deposit	974,901	1.03%	895,821	1.04%	754,081	1.01%
Total interest-bearing deposits	2,030,608	0.70%	1,940,815	0.69%	1,734,590	0.66%

Other borrowed funds	350,331	2.29%	384,453	2.32%	375,775	2.34%
Total interest-bearing liabilities	2,380,939	0.93%	2,325,268	0.96%	2,110,365	0.96%

Non-interest bearing liabilities:
Non-interest bearing deposits	579,059		580,720		519,016
Other liabilities	32,926		34,837		34,529

Shareholders’ equity	388,736		378,221		357,963

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$3,381,660		$3,319,046		$3,021,873

NET INTEREST MARGIN (1)		3.45%		3.48%		3.64%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 33% for 2015 and 2014.

Table 6.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting

(Dollars in thousands)

(Unaudited)

	Commercial	Mortgage	Wealth		Intersegment
	Banking	Banking	Management	Other	Elimination	Consolidated
At and for the Three Months Ended March 31, 2015:
Net interest income	$27,105	$511	$—	$(177)	$—	$27,439
Non-interest income	1,278	16,216	105	5	—	17,604
Non-interest expense	15,146	7,319	104	1,574	—	24,143
Net income (loss) before provision and taxes	13,237	9,408	1	(1,746)	—	20,900
Provision for loan losses	130	—	—	—	—	130
Provision for income taxes	4,215	3,434	—	(611)	—	7,038
Net income (loss)	$8,892	$5,974	$1	$(1,135)	$—	$13,732
Add: merger & acquisition expense reported above	468	—	—	—	—	468
Less: Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities (SAB 109)	—	(6,687)	—	—	—	(6,687)
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(155)	2,374	—	—	—	2,219
Net income, excluding above merger and acquisition charges	$9,205	$1,661	$1	$(1,135)	$—	$9,732

Average Assets	$3,322,472	$267,313	$2,409	$417,547	$(628,081)	$3,381,660

At and for the Three Months Ended March 31, 2014:
Net interest income	$25,193	$638	$—	$(164)	$—	$25,667
Non-interest income	932	7,391	167	178	—	8,668
Non-interest expense	15,792	8,293	112	1,593	—	25,790
Net income (loss) before provision and taxes	10,333	(264)	55	(1,579)	—	8,545
Provision for loan losses	1,926	—	—	—	—	1,926
Provision for income taxes	2,895	(97)	19	(488)	—	2,329
Net income (loss)	$5,512	$(167)	$36	$(1,091)	$—	$4,290
Add: merger & acquisition expense reported above	2,772	—	—	440	—	3,212
Less: Increase/(Decrease) in Unrealized Gains on Mortgage Banking Activities (SAB 109)	—	(3,648)	—	—	—	(3,648)
Less: provision for income taxes associated with merger & acquisition expense & SAB 109	(908)	1,295	—	(142)	—	245
Net income, excluding above merger and acquisition charges	$7,376	$(2,520)	$36	$(793)	$—	$4,099

Average Assets	$2,943,545	$230,424	$2,300	$379,810	$(534,206)	$3,021,873

Table 7.

Cardinal Financial Corporation and Subsidiaries

Mortgage Banking Segment Supplemental Information

Summary of Activity and Impact of SAB 109 on Net Income

(Dollars in thousands)

(Unaudited)

	3/31/15	12/31/14	09/30/14	06/30/14	03/31/14
For the Three Months Ended:
Applications	$1,595,000	$922,000	$973,000	$1,120,000	$960,600
Loans closed	843,734	778,586	826,786	842,089	551,443
Loans sold	848,559	768,971	889,549	743,871	561,956

At Period End:
Locked Pipeline	$449,865	$194,919	$265,443	$331,092	$327,243
Loans Held for Sale	264,494	269,319	259,703	322,466	224,248
SAB 109 Total Unrealized Gains Recognized	19,510	12,823	13,734	17,094	13,084
Change in Unrealized Gains	6,687	(910)	(3,360)	4,010	3,648
Change in Aftertax Income	4,313	(587)	(2,167)	2,586	2,353

REPORTED NET INCOME	$5,974	$762	$(76)	$2,139	$(167)
OPERATING NET INCOME	1,661	1,349	2,091	(447)	(2,520)